EXHIBIT 23.1

                      [MCCLAIN & COMPANY, L.C. LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the consolidated balance sheet of First Reserve, Inc. and Subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the eleven-month period then ended, as part of this Form 10-SB.

/s/ McClain & Company, L.C.
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McClain & Company, L.C.
Miami, Florida
May 14, 1999